Exhibit 10.11.12

TWELFTH AMENDMENT TO, AND WAIVER UNDER, CREDIT AGREEMENT

THIS TWELFTH AMENDMENT TO, AND WAIVER UNDER, CREDIT AGREEMENT (this “Twelfth Amendment”) is made and entered into as of May 20, 2008, by and among the financial institutions identified on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as arranger and administrative agent for the Lenders (in such capacities, together with any successor arranger and administrative agent, “Agent”), and TRC COMPANIES, INC., a Delaware corporation (the “Administrative Borrower”), on behalf of all Borrowers.

WITNESSETH:

WHEREAS, the Administrative Borrower, the Administrative Borrower’s Subsidiaries party thereto, the Lenders and Agent are parties to that certain Credit Agreement, dated as of July 17, 2006 (as amended as of October 31, 2006, as of November 29, 2006, as of December 29, 2006, as of January 31, 2007, as of July 30, 2007, as of September 25, 2007, as of November 28, 2007, as of December 14, 2007, as of March 3, 2008, as of April 4, 2008, and as of April 22, 2008, and as the same may be further amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement”);

WHEREAS, pursuant to Section 5.9 of the Credit Agreement, Borrowers are obligated to keep their and their Restricted Subsidiaries’ Inventory and Equipment (other than vehicles and Equipment out for repair or maintained with customers in the ordinary course of business) only at the locations specified on Schedule 4.5; provided, however, that Administrative Borrower may amend Schedule 4.5 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which such Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Borrower provides Agent a Collateral Access Agreement with respect thereto (provided that a Collateral Access Agreement shall only be required to be delivered if books and records are maintained at such location);

 WHEREAS, TRC Environmental Corporation moved certain of its Inventory and Equipment, from 2313 W. Sam Houston Parkway North, Houston, Texas 77043 and 1500 City West Boulevard, Houston, Texas 77042 to 10011 Meadowglen, Houston, Texas 77042, without providing to Agent the notice and Collateral Access Agreement required by Section 5.9 of the Credit Agreement;

WHEREAS, pursuant to the Ninth Amendment to, and Waiver under Credit Agreement dated as of March 3, 2008 among the parties hereto, in consideration of the waiver provided therein by Agent and the Lenders, the Borrowers agreed to deliver to Agent a Collateral Access Agreement with respect to the Collateral located at 10011 Meadowglen, Houston, Texas 77042 (the “Meadowglen Collateral Access Agreement”) on or prior to April 30, 2008;

WHEREAS, the Borrowers have not yet delivered to Agent the Meadowglen Collateral Access Agreement (the “Section 5.9 Default”);

WHEREAS, pursuant to Section 6.16(a) of the Credit Agreement, the Borrowers were required to achieve EBITDA of at least $9,018,000 for the 9-month period ended March 31, 2008 (the “March 2008 EBITDA Requirement”);

WHEREAS, the Borrowers have failed to comply with the March 2008 EBITDA Requirement (the “March 2008 EBITDA Default”, and together with the Section 5.9 Default, the “Applicable Defaults”);

WHEREAS, the Administrative Borrower has requested Agent and the Lenders to waive the Applicable Defaults, and Agent and the Lenders have agreed to do so subject to the terms and conditions set forth herein; and

WHEREAS, Agent, the Lenders and the Borrowers have agreed to amend the Credit Agreement, all as herein provided subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

Section 1.              Definitions.  Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Section 2.              Waivers Under Credit Agreement.  Subject to the satisfaction of the terms and conditions set forth herein, Agent and the Required Lenders hereby (a) waive the Section 5.9 Default; provided that the waiver under this clause (a) shall be rescinded and no longer effective as of June 15, 2008 if the Borrowers fail to deliver to Agent the Meadowglen Collateral Access Agreement on or prior to June 15, 2008; and (b) waive the March 2008 EBITDA Default.

Section 3.              Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended, as of the Effective Date (defined below), as follows:

3.01.       Amendments to Schedule 5.3 of the Credit Agreement.  The left hand column in the third row of the table in Schedule 5.3 to the Credit Agreement relating to Parent’s Projections is hereby amended by adding the following at the end thereof: “; provided, further, that with respect to fiscal year 2009, Borrowers shall deliver the required information and documents to Agent on or prior to July 31, 2008.”

3.02.       Amendments to Section 6.16(a) of the Credit Agreement.  Section 6.16(a) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

(a)           Minimum EBITDA.  Fail to achieve EBITDA, measured on a quarterly basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$7,945,000	For the 12 month period ending June 30, 2008

An amount determined by Agent based on the projections delivered pursuant to Section 5.3 satisfactory to Agent (or if Borrowers fail to timely deliver such projections, an amount reasonably determined by Agent but in no event less than $2,400,000), unless otherwise agreed to in writing by Agent, Required Lenders and Borrowers

For the 3 month period ending September 30, 2008

An amount determined by Agent based on the projections delivered pursuant to Section 5.3 satisfactory to Agent (or if Borrowers fail to timely deliver such projections, an amount reasonably determined by Agent), unless otherwise agreed to in writing by Agent, Required Lenders and Borrowers

For the 6 month period ending December 31, 2008

An amount determined by Agent based on the projections delivered pursuant to Section 5.3 satisfactory to Agent (or if Borrowers fail to timely deliver such projections, an amount reasonably determined by Agent), unless otherwise agreed to in writing by Agent, Required Lenders and Borrowers

For the 9 month period ending March 31, 2009

An amount determined by Agent based on the projections delivered pursuant to Section 5.3 satisfactory to Agent (or if Borrowers fail to timely deliver such projections, an amount reasonably determined by Agent but in no event less than $13,000,000), unless otherwise agreed to in writing by Agent, Required Lenders and Borrowers

For the 12 month period ending June 30, 2009

An amount determined by Agent based on the projections delivered pursuant to Section 5.3 satisfactory to Agent (or if Borrowers fail to timely deliver such projections, an amount reasonably determined by Agent but in no event less than $16,000,000), unless otherwise agreed to in writing by Agent, Required Lenders and Borrowers

For the 12 month period ending each quarter thereafter

Section 4.              Representations and Warranties.  In order to induce Agent and the Lenders to enter into this Twelfth Amendment, the Administrative Borrower, for itself and on behalf of all of the other Borrowers, hereby represents and warrants that:

4.01.       No Default.  At and as of the date of this Twelfth Amendment and at and as of the Effective Date and both prior to (other than with respect to the Applicable Defaults) and after giving effect to this Twelfth Amendment, no Default or Event of Default exists and is continuing.

4.02.       Representations and Warranties True and Correct.  At and as of the date of this Twelfth Amendment and both prior to (other than with respect to the Applicable Defaults) and after giving effect to this Twelfth Amendment, each of the representations and warranties contained in the Credit Agreement and other Loan Documents is true and correct in all material respects.

4.03.       Corporate Power, Etc.  Administrative Borrower (a) has all requisite corporate power and authority to execute and deliver this Twelfth Amendment and to consummate the transactions contemplated hereby for itself and, in the case of Administrative Borrower, on behalf of all of the other Borrowers, and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Twelfth Amendment and the consummation of the transactions contemplated hereby for itself and, in the case of Administrative Borrower, on behalf of all of the other Borrowers.

4.04.       No Conflict.  The execution, delivery and performance by Administrative Borrower (on behalf of itself and all of the other Borrowers) of this Twelfth Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment or decree of any court or other Governmental Authority binding on any Borrower, (b) conflict with or result in any breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (d) require any approval of any Borrower’s interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

4.05.       Binding Effect.  This Twelfth Amendment has been duly executed and delivered by the Administrative Borrower (on behalf of itself and all of the other Borrowers) and constitutes the legal, valid and binding obligation of the Administrative Borrower (on behalf of itself and all of the other Borrowers), enforceable against the Administrative Borrower (on behalf of itself and all of the other Borrowers) in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.              Conditions.  This Twelfth Amendment shall be effective upon the fulfillment by the Borrowers, in a manner satisfactory to Agent and the Lenders, of all of the following conditions precedent set forth in this Section 5 (such date, the “Effective Date”):

5.01.       Execution of the Twelfth Amendment.  Each of the parties hereto shall have executed an original counterpart of this Twelfth Amendment and shall have delivered (including by way of telefacsimile or electronic mail) the same to Agent.

5.02.       Amendment Fee.  Borrowers shall have paid to Agent, for the ratable benefit of the Lenders, in immediately available funds an amendment fee equal to $75,000.

5.03.       Representations and Warranties.  As of the Effective Date, the representations and warranties set forth in Section 4 hereof shall be true and correct.

5.04.       Compliance with Terms.  Borrowers shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by Borrowers in connection herewith.

5.05.       Delivery of Other Documents.  Agent shall have received all other instruments, documents and agreements as Agent may reasonably request, in form and substance reasonably satisfactory to Agent.

Section 6.              Miscellaneous.

6.01.       Continuing Effect.  Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

6.02.       No Waiver; Reservation of Rights.  This Twelfth Amendment is limited as specified and the execution, delivery and effectiveness of this Twelfth Amendment shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement, or any other Loan Document, except as specifically set forth herein.  Notwithstanding anything contained in this Twelfth Amendment to the contrary, Agent and the Lenders expressly reserve the right to exercise any and all of their rights and remedies under the Credit Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default (except to the extent set forth in Section 2 with respect to the Applicable Defaults).

6.03.       References.

(a)           From and after the Effective Date, (i) the Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Twelfth Amendment and (ii) all of the terms and provisions of this Twelfth Amendment are hereby incorporated by reference into the Credit Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable.

(b)           From and after the Effective Date, (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby and (ii) all references in the Credit Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to  “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.

6.04.       Governing Law.  THIS TWELFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.05.       Severability.  The provisions of this Twelfth Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Twelfth Amendment in any jurisdiction.

6.06.       Counterparts.  This Twelfth Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of this Twelfth Amendment by telefacsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart.  A complete set of counterparts shall be lodged with the Administrative Borrower, Agent and each Lender.

6.07.       Headings.  Section headings in this Twelfth Amendment are included herein for convenience of reference only and shall not constitute a part of this Twelfth Amendment for any other purpose.

6.08.       Binding Effect; Assignment.  This Twelfth Amendment shall be binding upon and inure to the benefit of Borrowers, Agent and the Lenders and their respective successors and assigns; provided, however, that the rights and obligations of Borrowers under this Twelfth Amendment shall not be assigned or delegated without the prior written consent of Agent and the Lenders.

6.09.       Expenses.  Borrowers agree to pay Agent upon demand, for all reasonable expenses, including reasonable fees of attorneys and paralegals for Agent and the Lenders (who may be employees of Agent or the Lenders), incurred by Agent and the Lenders in connection with the preparation, negotiation and execution of this Twelfth Amendment and any document required to be furnished herewith.

6.10.       Integration.  This Twelfth Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ADMINISTRATIVE BORROWER:

TRC COMPANIES, INC., a Delaware
corporation, as Administrative Borrower, on
behalf of itself and all other Borrowers

By:	/S/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Senior Vice President

AGENT AND LENDERS:

WELLS FARGO FOOTHILL, INC.,
as Agent and as a Lender

By:	/S/ Jason P. Shanahan
Name:	Jason P. Shanahan
Title:	Vice President

TEXTRON FINANCIAL CORPORATION,
as a Lender

By:	/S/ Chris Grivakis
Name:	Chris Grivakis
Title:	Senior Account Executive

[SIGNATURE PAGE OF TWELFTH AMENDMENT]